Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three and nine months ended September 30, 2017 and 2016

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)
(unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$22.3	$26.0
Restricted cash	5.3	9.3
Accounts receivable - trade, unbilled and other	44.7	34.8
Accounts receivable - related party	36.5	40.2
Current portion of derivative instruments asset	2.6	4.1
Inventory	18.8	14.5
Prepayments and other current assets	12.4	6.3
Total current assets	142.6	135.2

Property, plant, and equipment, net	538.6	613.7
Equity investment in unconsolidated affiliates	199.8	266.8
Power purchase agreements and intangible assets, net	201.6	246.2
Goodwill	36.1	36.1
Derivative instruments asset	2.6	4.6
Other assets	3.4	5.2
Total assets	$1,124.7	$1,307.8

Liabilities
Current liabilities:
Accounts payable	$1.2	$3.7
Related party payables	33.6	26.3
Accrued interest	7.1	0.3
Other accrued liabilities	16.0	17.5
Current portion of long-term debt	102.0	109.4
Current portion of derivative instruments liability	4.7	6.0
Other current liabilities	2.5	1.8
Total current liabilities	167.1	165.0

Long-term debt, net of unamortized discount and deferred financing costs	638.2	697.0
Derivative instruments liability	19.5	14.8
Deferred income taxes	27.1	69.2
Power purchase and fuel supply agreement liabilities, net	24.7	25.3
Other long-term liabilities	54.0	51.6
Total liabilities	930.6	1,022.9

Commitments and contingencies

Equity
Partners’ capital	1,164.3	1,202.0
Accumulated other comprehensive loss	(131.8)	(146.5)
Retained deficit	(1,053.6)	(991.9)
Total APLP Holdings Limited Partnership equity	(21.1)	63.6
Preferred shares issued by a subsidiary company	215.2	221.3
Total equity	194.1	284.9
Total liabilities and equity	$1,124.7	$1,307.8

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2017	2016	2017	2016
Project revenue:
Energy sales	$33.3	$37.5	$104.9	$129.7
Energy capacity revenue	29.9	36.1	69.4	97.0
Other	34.2	16.5	131.7	54.2
	97.4	90.1	306.0	280.9
Project expenses:
Fuel	22.9	33.5	70.0	101.1
Operations and maintenance	18.0	25.9	57.4	70.7
Depreciation and amortization	29.6	23.4	84.9	70.0
	70.5	82.8	212.3	241.8
Project other income (expense):
Change in fair value of derivative instruments	(0.9)	8.2	(5.1)	22.4
Equity in earnings (loss) of unconsolidated affiliates	9.3	9.6	(36.1)	27.9
Interest expense, net	(0.5)	(0.6)	(1.7)	(2.0)
Other expense	(57.3)	(84.2)	(57.2)	(84.4)
	(49.4)	(67.0)	(100.1)	(36.1)
Project loss	(22.5)	(59.7)	(6.4)	3.0

Administrative and other expenses:
Administration	1.1	1.3	3.1	2.1
Interest, net	12.9	16.2	41.3	83.2
Foreign exchange loss (gain)	7.0	(2.5)	13.2	7.1
Other expense	2.8	3.5	10.9	10.8
	23.8	18.5	68.5	103.2
Loss before income taxes	(46.3)	(78.2)	(74.9)	(100.2)
Income tax benefit (expense)	(15.8)	2.6	(39.1)	(13.2)
Net loss	(30.5)	(80.8)	(35.8)	(87.0)
Net (loss) income attributable to preferred shares of a subsidiary company	(0.8)	2.1	3.5	6.4
Net loss attributable to APLP Holdings Limited Partnership	$(29.7)	$(82.9)	$(39.3)	$(93.4)

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	September 30,
	2017	2016
Cash provided by operating activities:
Net loss	$(35.8)	$(87.0)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	84.9	70.0
Loss on disposal of fixed assets	0.1	—
Loss on sale of assets	—	0.2
Stock-based compensation expense	1.6	1.4
Long-lived asset and goodwill impairment charges	57.3	84.8
Distributions from unconsolidated affiliates	30.9	36.5
Equity in loss (earnings) from unconsolidated affiliate	36.1	(27.9)
Unrealized foreign exchange loss	12.5	7.3
Change in fair value of derivative instruments	5.1	(22.4)
Amortization of debt discount and deferred financing costs	—	35.9
Change in deferred income taxes	(42.3)	(15.8)
Change in other operating balances
Accounts receivable	(6.2)	11.1
Inventory	(4.3)	0.9
Prepayments, supplies and other assets	5.8	(0.9)
Accounts payable	0.9	(26.9)
Accruals and other liabilities	3.0	8.5
Cash provided by operating activities	149.6	75.7

Cash (used in) provided by investing activities:
Change in restricted cash	4.0	4.0
Reimbursement of costs for third party construction project	—	4.7
Purchase of property, plant and equipment	(5.7)	(6.5)
Cash (used in) provided by investing activities	(1.7)	2.2

Cash used in financing activities:
Dividends paid to Parent	(57.8)	(247.2)
Dividends paid on preferred shares of a subsidiary company	(6.5)	(6.4)
Preferred share repurchase	(3.1)	—
Repayment of debt	(84.2)	—
Proceeds from senior secured term loan facility, net of discount	—	682.9
Repayment of corporate and project-level debt	—	(530.1)
Deferred financing costs	—	(16.2)
Cash used in financing activities	(151.6)	(117.0)

Net decrease in cash and cash equivalents	(3.7)	(39.1)
Cash and cash equivalents at beginning of period	26.0	60.3
Cash and cash equivalents at end of period	$22.3	$21.2

Supplemental cash flow information
Interest paid	$37.1	$31.3
Taxes paid	$2.7	$2.8
Accruals for construction	$—	$0.4